Exhibit (s)(9)

Calculation of Filing Fees Tables

Form N-2

(Form Type)

PennantPark Investment Corporation

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Stock, $0.001 par value(2)
	Equity	Preferred Stock, $0.001 par value(2)
	Other	Warrants(2)
	Equity	Subscription Rights(3)
	Debt	Debt Securities(4)
	Other	Units(5)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$401,250,000	0.0000927	$37,195.88
Fees Previously Paid
Carry Forward Securities	Equity	Common Stock, $0.001 par value(2)
	Equity	Preferred Stock, $0.001 par value(2)
	Other	Warrants(2)
	Equity	Subscription Rights(3)
	Debt	Debt Securities(4)
	Other	Units(5)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$348,750,000(6)			N-2	333-230014	April 29, 2019	$40,420.13
Total Offering Amount						$750,000,000(7)		$37,195.88
Total Fees Previously Paid								$—
Total Fee Offsets								$—
Net Fee Due								$37,195.88

(1)

Estimated pursuant to Rule 457 solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)

Subject to Note 7 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities.

(3)	Subject to Note 7 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.
(4)

Subject to Note 7 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $750,000,000.

(5)

Subject to Note 7 below, there is being registered hereunder an indeterminate principal amount of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder and may also include securities issued by the U.S. Treasury.

(6)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $348,750,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement filed on March 1, 2019 on Form N-2 (File No. 333-230014) and declared effective on April 29, 2019 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $86,925 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(7)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000.